UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Blue Foundry Bancorp

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Dear Fellow Shareholders:

Our 2023 Annual Meeting of Shareholders, our second shareholder meeting as a public company, is scheduled for May 18, and once again Larry Seidman is on the attack against your Company and Board of Directors. This time, he wants to elect two of his nominee representatives to the Board, including one individual who is Seidman’s personal accountant and friend for the past 25 years.

As we proceed to the annual meeting date and you receive proxy material and a blue proxy card from Seidman, we would like to clarify the record in light of his misdirection and mischaracterization of facts. PLEASE DISREGARD THE BLUE PROXY CARD AND VOTE THE WHITE PROXY CARD.

You have a diverse, experienced and independent Board without Seidman’s representatives.

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Diversity of experience, with skill sets encompassing, among other attributes, accounting, finance, financial analysis, investment banking, real estate, business development, legal, regulatory and compliance, risk management and insurance, human capital management and employee benefits, banking, and community service.

•	Diversity of gender and ethnicity, with 33% of the board composed of women and one director from an underrepresented community.

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Diversity of tenure, with half of the board members brought on as directors in connection with the perceived need at Blue Foundry Bank (previously known as Boiling Spring Savings Bank) to modernize the bank’s business model, and the other half acknowledging the need for change and anchoring the effort that unlocked the value of mutuality through the successful 2021 IPO.

•	Independence, with eight out of nine directors qualifying as independent.

Your Board and management did in fact engage with Larry Seidman.

•	Your Board and management have engaged and continue to engage with shareholders, and Seidman was no exception.

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Promptly after our 2021 IPO, and in response to Seidman’s sometimes daily and weekly telephone calls, your CEO and Board listened to and engaged with Seidman, which engagement included at least two in-person meetings. Unfortunately, too often the engagement took the form of a lecture and berating from Seidman.

19 Park Avenue	(888) 931-BLUE	ir.bluefoundrybank.com
Rutherford, NJ 07070

•	Our engagement with Seidman broke down on Seidman’s insistence that Ray Vanaria, Seidman’s personal accountant and friend for 25 years, be appointed to the Board.

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In fact, despite Seidman’s public opposition to the 2022 Equity Plan (which Plan was strongly supported and approved by the shareholders), during the course of our engagement with Seidman he offered to support the 2022 Equity Plan if we appointed Vanaria to the Board and allocated him a full director award under the Plan.

•	The stock grants to directors that Seidman attacks were one-time grants vesting over a five year period that were specifically approved by the shareholders.

Blue Foundry Bancorp and Blue Foundry Bank are in a planned and well disclosed “turn-around” process, as reflected in our IPO prospectus, and significant progress has been made to date.

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We have diversified our funding base, moving away from our past reliance on higher-cost time certificate of deposits. Time deposits as a percentage of total deposits were 32.3% as of December 31, 2022, compared to 60.8% as of December 31, 2019.

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We have continued to diversify and grow the loan portfolio, moving away from a reliance on one-to-four family residential lending, and moving more toward higher-yielding multi-family, commercial real estate and other lending. In 2022, we experienced year-over-year loan growth of 20%.

•	We have maintained pristine asset quality, with non-performing assets representing 0.36% of total assets at December 31, 2022, with virtually no charge-offs since the 2021 IPO.

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The losses we reported for the years ended 2021 and 2020 were primarily the result of specific, one-time actions (e.g., establishment of a charitable foundation in the conversion; sale of old HQ building; termination of pension plan) that were prominently disclosed in our IPO prospectus and that were designed to build a foundation for future profitability.

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Despite Seidman’s misleading attempt to re-configure our GAAP financial statements, the Company reported net income of $2.4 million for the year ended December 31, 2022, which is our first full year of operations following the July 2021 IPO.

•	The bonus awarded to our CEO in 2022 was based primarily on objective factors related to the critical elements of our turn-around strategy, i.e., growth in loans and core deposits.

We recognize that the turmoil and volatility currently affecting the banking industry, with the Federal Reserve having raised interest rates 9 times, will pose significant new challenges in 2023. However, we believe that our ratio of tangible common equity to tangible assets of 19.24% as of December 31, 2022 is a critical strength in an environment where Capital is once again King.

As a measure of our capital strength, solid financial position and regulatory standing, we recently announced our second stock repurchase program.

Your vote on the WHITE proxy card in support of the Board’s nominees is critical and warranted. The Board’s nominees, J. Christopher Ely and Robert T. Goldstein, are independent and experienced and are part of a highly qualified and diverse board. Your Board is dedicated to maximizing value for shareholders and toward this end has demonstrated its commitment to transforming our banking franchise. We urge you to again recognize the personal, unwarranted and costly campaign being waged by Seidman against the Company and to reject his attempt to place two of his hand-picked nominees on your Board.

Sincerely,

The Board of Directors of Blue Foundry Bancorp

YOUR VOTE IS IMPORTANT

PLEASE DISCARD THE BLUE PROXY CARD

VOTE THE WHITE PROXY CARD!

PLEASE VOTE FOR J. CHRISTOPHER ELY AND ROBERT T. GOLDSTEIN, THE BOARD’S NOMINEES, ON THE WHITE PROXY CARD TODAY

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor Alliance Advisors:

Toll Free Number 888-596-1768

BLFYinfo@allianceadvisors.com

Or Elyse Beidner, Executive Vice President, Chief Legal Officer and Corporate Secretary at (201) 939-5000

ABOUT BLUE FOUNDRY BANCORP

Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with a presence in Bergen, Essex, Hudson, Morris, Passaic and Somerset counties, Blue Foundry Bank is a full-service, innovative bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities. To learn more about Blue Foundry Bank visit BlueFoundryBank.com or call (888) 931-BLUE. Member FDIC.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that Blue Foundry Bancorp files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

IMPORTANT ADDITIONAL INFORMATION

Blue Foundry Bancorp, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Blue Foundry Bancorp’s shareholders in connection with the Annual Meeting. Blue Foundry Bancorp has filed a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from Blue Foundry Bancorp shareholders. SHAREHOLDERS OF BLUE FOUNDRY BANCORP ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by Blue Foundry Bancorp with the SEC at no charge at the SEC’s website www.sec.gov. Copies are also available at no charge at Blue Foundry Bancorp’s website at http://ir.bluefoundrybank.com.

THIS IS THE WHITE PROXY CARD SCAN TO VIEW MATERIALS & VOTE w BLUE FOUNDRY BANCORP C/O FIRST COAST RESULTS, INC. VOTE BY INTERNET SUITE 112 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above 200 BUSINESS PARK CIRCLE SAINT AUGUSTINE, FL 32095 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BLFY2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o First Coast Results, Inc., Suite 112, 200 Business Park Circle, Saint Augustine, FL 32095. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V08579-P91153 KEEP THIS PORTION FOR YOUR RECORDS THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLUE FOUNDRY BANCORP The Board of Directors recommends you vote FOR the Company Nominees for Director and FOR Proposals 2 and 3. Vote “FOR” only up to TWO (2) nominees in total. You may vote “FOR” fewer than two (2) nominees, but if you vote “FOR” more than two (2) nominees, your votes on Proposal 1 will be considered invalid and will not be counted. A “WITHHOLD” vote on any nominee will not be counted as a “FOR” vote. 1. Election of Directors Company Nominees: For Withhold For Against Abstain 1a. J. Christopher Ely ! ! 2. Ratification of appointment of KPMG LLP as independent ! ! ! registered public accounting firm for the year ending 2023. 1b. Robert T. Goldstein ! ! 3. Approval of the Merger Agreement with the Company’s ! ! ! Wholly Owned Subsidiary for the Purpose of Restating the Certificate of Incorporation to Declassify the Board of Nominees Opposed by the Company: For Withhold Directors and Eliminate Supermajority Voting Requirements to Amend the Certificate of Incorporation and ByLaws. 1c. Jennifer Corrou ! ! 1d. Raymond J. Vanaria ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V08580-P91153 BLUE FOUNDRY BANCORP ANNUAL MEETING OF SHAREHOLDERS MAY 18, 2023 10:00 AM ET THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Kenneth Grimbilas, James D. Nesci, Elizabeth V. Jobes, Mirella Lang, Jonathan M. Shaw, Patrick H. Kinzler and Margaret Letsche, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLUE FOUNDRY BANCORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM ET, on May 18, 2023, virtually at www.virtualshareholdermeeting.com/BLFY2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. YOU MAY SUBMIT VOTES “FOR” UP TO TWO NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR LESS THAN TWO NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TWO “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY “FOR” THE NOMINEE YOU HAVE SO MARKED, ALL OTHERS WILL BE VOTED “WITHHOLD.” IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR PROPOSALS 2 AND 3. Continued and to be signed on reverse side